UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2024

ATI Physical Therapy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39439	85-1408039
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

790 Remington Boulevard
Bolingbrook, Illinois 60440
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (630) 296-2223

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	ATIP	New York Stock Exchange

Redeemable Warrants, exercisable for Class A Common Stock at an exercise price of $575.00 per share	ATIPW	OTC Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On April 17, 2023, ATI Physical Therapy, Inc. (the “Company”) entered into a Second Lien Note Purchase Agreement, by and among the Company, Wilco Holdco, Inc. (“Wilco”), Wilco Intermediate Holdings, Inc. (“Holdings”), ATI Holdings Acquisition, Inc. (“Opco”), the purchasers from time to time party thereto (the “Purchasers”) and Wilmington Savings Fund Society, FSB, as purchaser representative (the “Purchaser Representative”) (as amended by that certain First Amendment to Note Purchase Agreement, dated as of June 15, 2023, the “Original Note Purchase Agreement”), pursuant to which the Company issued to certain Purchasers second lien PIK convertible notes in an initial aggregate principal amount of $103.3 million.

On October 2, 2024 (the “Closing Date”), the Company, Wilco, Holdings, Opco, the subsidiary guarantors party thereto, the Purchasers party thereto (in such capacity, the “Second Amendment Purchasers”) and the Purchaser Representative, entered into the Second Amendment to Note Purchase Agreement (the “Amendment” and together with the Original Note Purchase Agreement, the “Note Purchase Agreement”), pursuant to which the Company issued the Second Amendment Purchasers new second lien PIK notes in aggregate principal amount of $10.5 million (the “Second Amendment Delayed Draw Notes”).

The Second Amendment Delayed Draw Notes were funded on the Closing Date. The Second Amendment Delayed Draw Notes will mature on August 24, 2028 and will bear interest at a rate of 17% per annum, payable quarterly in-kind in the form of additional Second Amendment Delayed Draw Notes by capitalizing the amount of such interest on the outstanding principal balance of the Second Amendment Delayed Draw Notes in arrears on each interest payment date. The Second Amendment Delayed Draw Notes are not convertible into stock of the Company.

The foregoing descriptions of the Note Purchase Agreement and the Second Amendment Delayed Draw Notes do not purport to be complete and are qualified in their entirety by reference to the Note Purchase Agreement and Form of Second Amendment Delayed Draw Note, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information required by this Item 2.03 is set forth under Item 1.01 above and is hereby incorporated by reference in response to this Item.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

10.1
Second Amendment to Note Purchase Agreement, dated October 2, 2024, by and among ATI Physical Therapy, Inc., Wilco Holdco, Inc., Wilco Intermediate Holdings, Inc., ATI Holdings Acquisition, Inc., the Subsidiary Guarantors party thereto, the Purchaser Representative, the Second Amendment Delayed Draw Note Purchasers and the other Purchasers party thereto.

10.2	Form of Second Amendment Delayed Draw Note (included in Exhibit 10.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2024	ATI PHYSICAL THERAPY, INC.

	By:	/s/ Joseph Jordan
	Name:	Joseph Jordan
	Title:	Chief Financial Officer